Exhibit 4.15

Addendum to Unprotected Rent Agreement dated March 28, 2010

Made and signed

on June 6, 2010

Between

Nahalot Bareket – Agricultural Cooperative Ltd.

AC No. 570048637

POB 297, Lod, Ben Gurion Airport 70100

Tel: 03-9791904 Fax: 03-9793771

(Hereinafter: "the Renter")

On one hand;

And

RRSAT Global Communications Network Ltd.

Company No.: 510896293

From 4 Hagoren Street, Omer Industrial Park

Tel: 08-8610000 Fax: 08-2610005

(Hereinafter: "the Tenant")

On the other hand;

A.WHEREAS	The parties signed an unprotected rent agreement on March 28, 2010 (hereinafter: "the Agreement");

B.WHEREAS
The Tenant wishes to lease from the Renter an Additional Area on the Second Floor in the Building (as defined in the Agreement) and the Renter wishes to rent to the Tenant the Additional Area, everything according and pursuant to this addendum;

NOW, THEREFORE, the parties hereto hereby stipulate and agree as follows:

1.	All the expressions which are not defined in this addendum shall have the meaning ascribed thereto in the Agreement unless otherwise required by the context.

2.	Section 1.11 shall be deleted and replaced with the following Section 1.11:

"1.11	"the Leasehold" means the total of all the areas specified in this Section –

1.11.1	Area of 985 sq m offices on the entire fourth floor in the Building (hereinafter: "the Fourth Floor"). Attached is a blueprint of the Fourth Floor marked as Appendix B1.

1.11.2	Area of 490 sq m on the third floor in the Building (hereinafter: "the Third Floor". Attached is a blueprint of the Third Floor marked as Appendix B2.

1.11.3	Area of 490 sq m on the second floor in the Building (hereinafter: "the Second Floor". Attached is a blueprint of the Second Floor marked as Appendix B4.

1.11.4
48 parking spaces in the parking lot of Bareket buildings 1 and 2 which shall be centralized, as much as possible, in one compound, with the exception of two parking spaces which shall be located near the entrance to the Building. Attached is a blueprint of the parking spaces location marked as Appendix B3. The Renter shall signpost, at its own expense, the shops rented to the Tenant."

3.	The parties agree that the blueprint of the Second Floor attached as Appendix A to this addendum shall constitute Appendix B4 of the Agreement.

4.	Section 5.6 shall be deleted and replaced with the following Section 5.6:

"The Renter declares that the Tenant shall have pre-emptive rights to receive Additional Areas to become available in the Bareket buildings 1 or 2 at Airport City, which shall be rented at the market price at the time, subject to the Tenant's compliance with all the terms of this agreement and subject to the content of Section 12.7 of the agreement. It is agreed that any parking space to be leased in the future by the Tenant, beyond those included in the definition of "the Leasehold", shall be leased for [ * * * ]××  NIS per month per one parking space, along with VAT".

5.	Section 13.1 shall be deleted and replaced with the following Section 13.1:

"13.1	The Rent for the Leasehold for the Term of Rent (without the Term of Option) was set by the parties as follows:

13.1.1	Rent for the office spaces on the Fourth Floor in the Building at an amount of [ * * * ] NIS per month (according to [ * * * ] NIS per sq m X 985 per sq m).

[ * * * ] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

13.1.2	Rent for half the Third Floor in the Building at an amount of [ * * * ]×× NIS per month (according to [ * * * ] NIS per sq m X 490 per sq m).

13.1.3	Rent for half the Second Floor in the Building at an amount of [ * * * ] NIS per month (according to [ * * * ] NIS per sq m X 490 per sq m).

13.1.4	Rent for 35 parking spaces at an amount of [ * * * ] NIS (according to [ * * * ] NIS X 35 parking spaces).

13.1.5	Rent for additional 13 parking spaces at an amount of [ * * * ] NIS (according to [ * * * ] NIS X 35 parking spaces)."

6.
It is agreed that in spite of the content of Section 29.1 of the Agreement, the Tenant shall deposit with the Renter, within 14 days from signing hereof, a Bank Guarantee at an amount of [ * * * ] NIS ( [ * * * ] NIS) which is equal to the payment of [ * * * ] Rent together with VAT according to the law, under the terms specified in Section 29.1 of the Agreement.

7.	It is agreed that in spite the content of Section 10.1 of the Agreement, the Date of Delivering Possession shall be 10.6.2010.

8.	Unless otherwise explicitly stated in this addendum, all the other sections of the Agreement shall remain in force, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement:

RRSAT Global CommunicationsNetwork Ltd.	Nahalot Bareket - Agricultural Cooperative Ltd.
(Stamp & Signature)	(Stamp & Signature)
The Tenant	The Renter

[ * * * ] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Endorsement

I hereby confirm the signature of the Renter's signatories on this agreement.
Moshe Zohari, Adv.

(Stamp & Signature)

             Adv.

I hereby confirm the signature of the Tenant's signatories on this agreement.
     Itai Sadeh, Adv.

             (Stamp & Signature)

            Adv.